Exhibit (99) to Form 8-K


              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma financial information should be read in conjunction with the historical financial statements contained in the Company's 1996 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q as of March 31, 1997. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the disposition of Snapple been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.


Basis of Presentation

The  unaudited  pro  forma  balance sheet presents the  consolidated  financial position of the Company assuming the disposition of Snapple had been consummated on March 31, 1997. The unaudited pro forma income statements for the year ended December 31, 1996, and for the three months ended March 31, 1997, present the consolidated results of operations of the Company assuming that the disposition had been consummated as of January 1, 1996.


Pro Forma Adjustments

Balance Sheet

The following notes describe the historical and pro forma adjustments found on the accompanying balance sheet.

(1) The amounts included in the Snapple column reflect the assets and liabilities involved in the transaction, including accounts receivable, inventories, other current assets, other non-current assets, fixed assets,
intangible   assets,  accounts  payable,  and  other  current  and  non-current liabilities.

(2) This pro forma adjustment reflects the pretax proceeds of $300 million from the sale as an immediate reduction in short-term debt. The Company intends to use a portion of the sale proceeds to repurchase shares of common stock in conjunction with the Company's share repurchase and cost reduction plan announced on April 23, 1997. The remainder of the proceeds will be used to reduce domestic short-term debt and other general corporate purposes.

Income Statements

The following notes describe the historical and pro forma adjustments found on the accompanying income statements.

(1) The amounts included in the Snapple column on the income statements reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses and other general direct expenses of the business including 1996 restructuring charges related to a change in how the Company sold Snapple beverages in certain Texas markets. Pretax income has been tax effected at the Company's statutory tax rate after adjusting for non-deductible goodwill amortization.

(2) The pro forma adjustment reflects the reduction in interest expense, as a result of $300 million of the proceeds from the sale being used to reduce domestic short-term debt. Interest expense was calculated using the weighted average interest rate on domestic short-term debt outstanding at March 31, 1997, which approximates the interest rates in effect during the pro forma periods presented.

(3)  Pretax income has been tax effected at the Company's statutory tax rate.

(4) The Company reduced the carrying value of Snapple net assets to fair value based on the $300 million purchase price and recognized a $1.4 billion impairment loss during the first quarter of 1997. The Company also recorded an income tax benefit of $260 million as a result of the transaction during the first quarter of 1997.







[CAPTION]

                       UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF MARCH 31, 1997


                                        The        Less:         Pro
                                       Quaker     Snapple       Forma        Pro
                                    Oats Company    (1)      Adjustments    Forma
(Dollars in Millions)

Assets
Current Assets:
 Cash and cash equivalents            $105.1       $ 4.7         $  _      $100.4
 Trade accounts receivable -
  net of allowances                    351.8        28.0            _       323.8
 Inventories:
  Finished goods                       217.7        28.4            _       189.3
  Grains and raw materials              69.9         5.2            _        64.7
  Packaging materials and supplies      31.5         3.4            _        28.1
  Total inventories                    319.1        37.0            _       282.1
  Other current assets                 211.2        29.4            _       181.8
  Total Current Assets                 987.2        99.1            _       888.1


Property, plant and equipment        1,956.0        35.6            _     1,920.4
  Less accumulated depreciation        759.9        11.0            _       748.9
  Property - net                     1,196.1        24.6            _     1,171.5

Intangible assets - net of
  amortization and valuation
  reserve                              714.4       272.7            _       441.7
Other assets                           312.8        37.6            _       275.2

Total Assets                        $3,210.5      $434.0        $   _     2,776.5



   See accompanying notes to the unaudited pro forma financial information.






[CAPTION]
                       UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF MARCH 31, 1997


                                        The          Less:          Pro
                                     Quaker Oats    Snapple        Forma          Pro
                                       Company        (1)       Adjustments      Forma
(Dollars in Millions)

Liabilities and Shareholders' Equity

Current Liabilities:
  Short-term debt                        $561.0       $  _         $(300.0) (2)    $261.0
  Current portion of long-term debt        68.2          _               _           68.2
  Trade accounts payable                  262.8       19.6               _          243.2
  Other current liabilities               567.8       41.2               _          526.6
    Total Current Liabilities           1,459.8       60.8          (300.0)       1,099.0

Long-term debt                            973.2        0.2               _          973.0
Other liabilities                         535.8        1.4               _          534.4
Deferred income taxes                     134.0       71.6               _           62.4

Preferred Stock                           100.0          _               _          100.0
Deferred Compensation                     (61.0)         _               _          (61.0)
Treasury Preferred Stock                  (17.4)         _               _          (17.4)

Common Shareholders' Equity:
   Common stock                           840.0          _               _          840.0
   Reinvested earnings                    372.0          _               _          372.0
   Cumulative translation adjustment      (71.6)         _               _          (71.6)
   Deferred compensation                 (103.3)         _               _         (103.3)
   Treasury common stock                 (951.0)         _               _         (951.0)

  Total Common Shareholders' Equity        86.1          _               _           86.1


Total Liabilities and Shareholders'    $3,210.5     $134.0         $(300.0)      $2,776.5
   Equity


   See accompanying notes to the unaudited pro forma financial information.





[CAPTION]

                     UNAUDITED PRO FORMA INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                    The          Less:         Pro
                                                Quaker Oats     Snapple       Forma           Pro
                                                  Company         (1)       Adjustments      Forma

(Dollars in Millions Except Per Share Data)
Net sales                                           $5,199.0     $550.8        $    _        $4,648.2
Cost of goods sold                                   2,807.5      344.7             _         2,462.8
Gross profit                                         2,391.5      206.1             _         2,185.4

Selling, general and administrative
  expenses                                           1,981.0      255.9             _         1,725.1
Gains on divestitures and restructuring
  charges - net                                       (113.4)      16.6             -          (130.0)
Interest expense - net                                  99.4          _         (17.1) (2)       82.3
Foreign exchange loss - net                              8.9          _             _             8.9

Income (loss) before income taxes                      415.6      (66.4)         17.1           499.1
Provision (benefit) for income taxes                   167.7       (8.6)          6.9  (3)      183.2

Net income (loss)                                      247.9       (57.8)        10.2           315.9

Preferred dividends - net of tax                         3.7           _            _             3.7

Net Income (Loss)
 Available for Common                                $ 244.2      $(57.8)       $10.2          $312.2

Per Common Share:
  Net Income                                         $  1.80                                   $ 2.30

Average Number of Common
  Shares Outstanding (in thousands)                  135,466                                  135,466


   See accompanying notes to the unaudited pro forma financial information.






[CAPTION]

                        UNAUDITED PRO FORMA INCOME STATEMENT
                      FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                                    The          Less:          Pro
                                                Quaker Oats     Snapple        Forma         Pro
                                                   Company        (1)       Adjustments    Forma
(Dollars in Millions Except Per Share Data)
Net sales                                          $1,201.7      $ 96.6        $  _       $1,105.1
Cost of goods sold                                    627.7        57.3           _          570.4
Gross profit                                          574.0        39.3           _          534.7

Selling, general and administrative
  expenses                                            491.5        51.5           _          440.0
Loss on assets held for sale                        1,404.0           _    (1,404.0) (4)         -
Interest expense - net                                 24.0           _        (4.3) (2)      19.7
Foreign exchange loss - net                             2.5           _           _            2.5

(Loss) income before income taxes                  (1,348.0)      (12.2)    1,408.3           72.5
(Benefit) provision for income taxe                  (238.2)       (4.0)      261.7 (3)(4)    27.5

Net (Loss) Income                                  (1,109.8)       (8.2)    1,146.6           45.0

Preferred dividends  -  net of tax                      0.9           _           _            0.9

Net (Loss) Income Available
  for Common                                      $(1,110.7)    $  (8.2)   $1,146.6         $ 44.1

Per Common Share:
  Net (Loss) Income                               $   (8.15)                                $ 0.32

Average Number of Common
   Shares  Outstanding (in thousands)               136,305                                136,305




   See accompanying notes to the unaudited pro forma financial information.